
SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA
STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WORLD WEB PUBLISHING.COM CORP.** did on **August 14, 2000** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **August 14, 2000.**


THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA

Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Office Use Only FILED # C21676-00

SEP 2 0 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: World Web Publishing.com Corp.

2. The articles have been amended as follows (provide article numbers, if available):
THIRD: The amount of the total authorized capital stock of this corporation is fifty million shares of common stock having $0.001 par value.

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators (check) X , or of the board of directors (check) ____.

4. The date upon which the original articles of incorporation were filed with the Secretary of State: 08 / 14 / 2000.

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures:

[signature]
Signature

Signature

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

09/15/2000 09:31A EHR65 FY01-000-16952

FILED # C 21676-00

AUG 14 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

FIRST: The name of the corporation is World Web Publishing.com Corp.

SECOND: The resident agent for this corporation is: Access Incorporation Services, Inc. Street Address: 1504 #8-RS258 Main Street, Gardnerville, NV 89410-5273. (physical location only, no mail allowed)

Mailing address if different:
21550 Oxnard Street, Suite 300
Woodland Hills, CA 91367

THIRD: The amount of the total authorized capital stock of this corporation is one million shares of common stock having $.01 par value.

FOURTH: The governing Board of Directors shall consist of one director and the name and address is as follows:

Geoffrey Armstrong
3240 East 58th Avenue
Vancouver, BC V5S 3T2

FIFTH: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada.

SIXTH: The form includes the minimal statutory requirements to incorporate under NRS 78. There are no pages attached.

SEVENTH: Signature of Incorporator

Gannon Stride
21550 Oxnard Street, Suite 300
Woodland Hills, CA 91367

Signature of Incorporator

EIGHTH: Certificate of acceptance of appointment of resident agent: I, Access Incorporation Services, Inc., hereby accept appointment as resident agent for the above named corporation.

Signature of resident agent

August 2, 2000
Date

08/08/2000 10:58A GNU 35 F701-000-08J44